EIGHTEENTH AMENDMENT TO
AMENDED AND RESTATED CREDIT AGREEMENT
This Eighteenth Amendment to Amended and Restated Credit Agreement (herein, the “Amendment”) is entered into as of April 2, 2021, by and among StoneX Financial Inc. (f/k/a INTL FCStone Financial Inc.), a Florida corporation (“Borrower”), StoneX Group Inc. (f/k/a INTL FCStone Inc.), a Delaware corporation, as the Guarantor, the financial institutions party to this Amendment, as lenders (the “Lenders”), and Bank of Montreal, as administrative agent (the “Administrative Agent”).
PRELIMINARY STATEMENTS
A.The Borrower, the Guarantor, the Lenders and the Administrative Agent entered into a certain Amended and Restated Credit Agreement dated as of June 21, 2010, as amended (the “Credit Agreement”). All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.
B.The Borrower has requested that the Lenders amend the Credit Agreement, and the Lenders are willing to do so under the terms and conditions set forth in this Amendment.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
SECTION 1.    AMENDMENTS.
Subject to the satisfaction of the conditions precedent set forth in Section 2 below, the Credit Agreement shall be and hereby is amended as follows:
1.1. Section 1.1 of the Credit Agreement shall be amended and restated to read in its entirety as follows:
Section 1.1. Commitments. (a) Subject to the terms and conditions hereof, each Lender, by its acceptance hereof, severally agrees to make a loan or loans (individually a “Revolving Loan” and collectively for all the Lenders the “Revolving Loans”) in U.S. Dollars to the Borrower from time to time on a revolving basis up to the amount of such Lender’s Commitment, subject to any reductions thereof pursuant to the terms hereof, before the Termination Date. Each Borrowing of Revolving Loans shall be made ratably by the Lenders in proportion to their respective Percentages. Revolving Loans may be repaid and the principal amount thereof reborrowed before the Termination Date, subject to the terms and conditions hereof.
(b)    The foregoing notwithstanding:
(i)    the sum of the aggregate principal amount of

Revolving Loans and Swing Loans at any time outstanding shall not exceed the Commitments in effect at such time,
(ii)the aggregate principal amount of the Reserve Loans at any time outstanding shall not exceed the Borrowing Base (Reserve) as then determined and computed, and
(iii)the aggregate principal amount of NSCC Margin Loans at any time outstanding shall not exceed the Borrowing Base (NSCC) as then determined and computed.
1.2. The third sentence appearing in Section 1.4(a) of the Credit Agreement shall be amended and restated to read in its entirety as follows:
All such notices concerning the advance of a Borrowing shall specify the date of the requested advance of a Borrowing (which shall be a Business Day), the amount of the requested Borrowing to be advanced and whether such Borrowing is a Margin Loan, a NSCC Margin Loan or a Reserve Loan.
1.3. Section 1.7(b) of the Credit Agreement shall be amended and restated to read in its entirety as follows:
(b)    Mandatory. Without limiting anything contained herein, the Borrower agrees to the following:
(i)if at any time any Loan remains outstanding for five (5) or more Business Days after such Loan was advanced by the Lenders, the Borrower shall immediately and without notice or demand pay over the amount of such Loan to the Administrative Agent for the account of the Lenders as and for a mandatory prepayment on such Obligations;
(ii)if at any time the sum of the principal amount of the NSCC Margin Loans then outstanding shall be in excess of the Borrowing Base (NSCC Margin) as then determined and computed, the Borrower shall immediately and without notice or demand pay over the amount of the excess to the Administrative Agent as and for a mandatory prepayment on such Obligations;
(iii)without notice or demand, prepay any NSCC Margin Loan in full on the date upon which the NSCC Margin Deposits funded from the proceeds of such NSCC Margin Loan are returned to the Borrower;
(iv)if at any time the sum of the principal amount of the Reserve Loans then outstanding shall be in excess of the Borrowing Base (Reserve) as then determined and computed, the Borrower shall immediately and without notice or demand pay over the amount of the excess to the Administrative Agent as and for a mandatory prepayment on such Obligations;

(v)without notice or demand, prepay any Reserve Loan on the next computation date of the Reserve Account in an amount equal to the lesser of (A) the full amount of such Reserve Loan and (B) the amount of excess cash that is permitted to be withdrawn from the Reserve Account; and
(vi)The Borrower shall, on each date the Commitments are reduced pursuant to Section 1.10 hereof, prepay the Revolving Loans and Swing Loans, by the amount, if any, necessary to reduce the sum of the aggregate principal amount of Revolving Loans and Swing Loans then outstanding to the amount to which the Commitments have been so reduced.
1.4. Section 5.1 of the Credit Agreement shall be and hereby is amended by (i) amending and restating certain defined terms set forth below and (ii) inserting new defined terms in their appropriate alphabetical order, in each case to read in in their entirety as follows:
“Adequate Assurance Deposit” means an NSCC Deposit Requirement, in excess of ordinary course NSCC Deposit Requirements, pursuant to NSCC Rule 15, section 2(b).
“Borrowing Base (NSCC)” means, as of any time it is to be determined, an amount equal to 80% of the excess, if any, of the Eligible NSCC Margin Deposits of the Borrower at such time over the Eligible NSCC Margin Deposits in effect as at the close of business on the day in the prior calendar month (or if the certificate for such prior calendar month has not been delivered pursuant to Section 8.5 hereof, the preceding calendar month) that was the day having the 10th lowest Eligible NSCC Margin Deposits of the Borrower during such calendar month; provided, that in no event shall at any time the Borrowing Base (NSCC Margin) exceeds the amount of the Eligible NSCC Margin Deposits of the Borrower at such time.
“Borrowing Base (Reserve)” means, as of any time it is to be determined, an amount equal to 100% of an amount equal to the difference of (A) the requested withdrawals of customers’ cash from the Reserve Account, less (B) cash received by the Borrower that is required to be deposited into the Reserve Account in accordance with the most recent Reserve Account computation, less (C) the aggregate principal amount of Reserve Loans advanced to the Borrower relating to such requested withdrawal (whether such Loans remain outstanding or have been repaid), in each case from the date of such requested withdrawal through the date the Borrower requests a Borrowing hereunder relating to such requested withdrawal.
“DTC” means The Depository Trust Company and its successors and assigns.
“Eighteenth Amendment Effective Date” means April 2, 2021.

“Eligible NSCC Margin Deposits” means those NSCC Margin Deposits of the Borrower, other than any such deposits relating to individual transactions that are outstanding for more than five (5) Business Days and excluding such portions of NSCC Margin Deposits that (a) relate to losses incurred by the Borrower for its own account or the account of any of its Affiliates and (b) as reasonably determined by the Borrower, acting in good faith, are subject to any counterclaim, deduction, defense, setoff or similar rights by NSCC or DTC other than to the extent constituting or arising out of the underlying obligation for which such deposit was delivered (but only to the extent of any such counterclaim, deduction, defense, setoff or similar rights); provided, however, that the Market Value of Eligible NSCC Margin Deposits shall not at any time exceed the NSCC Deposit Requirements applicable to the Borrower at such time.
“Margin Loan” means a Revolving Loan or a Swingline Loan, the proceeds of which are used to finance commercial customer margin calls at various futures and options exchange clearinghouses.
“NSCC” means the National Securities Clearing Corporation.
“NSCC Deposit Requirements” means cash collateral requirements established by NSCC in connection with securities clearing services provided by NSCC, as such requirements may be amended, supplemented or otherwise modified from time to time.
“NSCC Margin Loan” means a Revolving Loan or a Swingline Loan, the proceeds of which are used to finance the NSCC Deposit Requirements (other than an Adequate Assurance Deposit).
“NSCC Margin Deposits” means deposits made by the Borrower with NSCC in connection with securities clearing services provided to it by NSCC.
“Regulatory Authority” means, with respect to a Loan Party, FINRA, the SEC and all other examining and regulating authorities with jurisdiction over such Loan Party.
“Reserve Account” means one or more bank accounts of the Borrower specified as a “Special Reserve Bank Account for the Exclusive Benefit of Customers” in accordance with Rule 15c3-3 of the SEC.
“Reserve Loan” means a Revolving Loan or a Swingline Loan, the proceeds of which are used to finance customer withdrawals from the Reserve Account.
“Revolving Loan” is defined in Section 1.1 hereof, and as so defined, includes a Margin Loan, a NSCC Loan and a Reserve Loan, each of which is a “type” of Loan hereunder.
“SEC” means the United States Securities and Exchange Commission.
“Settlement Account” means an account of the Borrower maintained with the Administrative Agent for the settlement of transactions together with any account established in connection with any extension, renewal or substitution thereof, in each case as such Settlement Account may be renumbered or re-titled from time to time.

“Swing Loan” and “Swing Loans” each is defined in Section 1.5 hereof, and as so defined, includes a Margin Loan, a NSCC Loan and a Reserve Loan, each of which is a “type” of Loan hereunder.
“Termination Date” means the earliest to occur of (i) April 1, 2022, (ii) the Business Day immediately succeeding the date on which a Termination Event occurs, or (iii) such earlier date on which the Commitments are terminated in whole pursuant to Section 1.10, 9.2 or 9.3 hereof.
“Termination Event” means the occurrence of any of the following:
(a)the NSCC requires the Borrower to make an Adequate Assurance Deposit or any other clearinghouse imposes a similar requirement on the Borrower;
(b)one or more Regulatory Authorities imposes fines, levies, or other monetary penalties (including the disgorgement of profits) against the Borrower in excess of $5,000,000 individually or in the aggregate;
(c)any Regulatory Authority requires that a material portion of the Borrower’s business be suspended or otherwise prohibited from operating for a period of five (5) or more Business Days, including the suspension, revocation or termination of the Borrower as a broker-dealer with the SEC or as a member of a Regulatory Authority;
(d)the Borrower enters into a settlement with any Person (including any Regulatory Authority), and the Borrower is obligated to pay an amount in excess of $15,000,000 as part of such settlement;
(e)one or more Regulatory Authorities imposes a fine, levy or other monetary penalty against the Borrower’s then current Chief Executive Officer, Chief Financial Officer or Chief Compliance Officer in excess of $500,000;
(f)the Borrower’s then current Chief Executive Officer, Chief Financial Officer or Chief Compliance Officer enters into a settlement with any Person (including any Regulatory Authority), and such Chief Executive Officer, Chief Financial Officer or Chief Compliance Officer is

obligated to pay an amount in excess of $1,500,000 as part of such settlement; or
(g) the Borrower’s then current Chief Executive Officer, Chief Financial Officer or Chief Compliance is suspended by a Regulatory Authority in any capacity for any reason for a period of five (5) or more Business Days or expelled by a Regulatory Authority.
1.5. The first sentence appearing in Section 6.4 of the Credit Agreement shall be amended and restated to read in its entirety as follows:
The Borrower shall use the proceeds of (i) the Margin Loans to finance commercial customer margin calls at various futures and options exchange clearinghouses, (ii) the NSCC Margin Loans to finance NSCC Deposit Requirements (other than an Adequate Assurance Deposit), and (iii) the Reserve Loans to finance customer withdrawals from the Reserve Account.
1.6. Section 7.1 of the Credit Agreement shall be amended and restated to read in its entirety as follows:
Section 7.1. All Credit Events. At the time of each Credit Event hereunder:
(a)each of the representations and warranties set forth herein and in the other Loan Documents shall be and remain true and correct as of said time, except to the extent the same expressly relate to an earlier date;
(b)no Default or Event of Default shall have occurred and be continuing or would occur as a result of such Credit Event;
(c)the Administrative Agent shall have received a Notice of Borrowing, which shall include evidence that after giving effect to such Credit Event: (i) the aggregate principal amount of all Loans outstanding under this Agreement shall not exceed the Commitment; (ii) the aggregate principal amount of NSCC Margin Loans at any time outstanding shall not exceed the NSCC Borrowing Base as then determined and computed, (iii) the aggregate principal amount of Reserve Loans at any time outstanding shall not exceed the Reserve Borrowing Base,
(d)no Termination Event has occurred; and
(e)such Credit Event shall not violate any order, judgment or decree of any court or other authority or any provision of law or regulation applicable to the Administrative Agent or any
Lender (including, without limitation, Regulation U of the Board of Governors of the Federal Reserve System) as then in effect.
Each request for a Borrowing hereunder shall be deemed to be a representation and warranty by the Borrower on the date on such Credit Event as to the facts specified in subsections (a), (b), (c), (d) and (e), of this Section; provided, however, that the Lenders may continue to make advances under the Credit, in the sole discretion of the Lenders, notwithstanding the failure of the Borrower to satisfy one or more of the conditions set forth above and any such advances so made shall not be deemed a waiver of any Default or Event of Default or other condition set forth above that may then exist.
1.7. Section 8.5(a)(iii) of the Credit Agreement shall be amended and restated to read in its entirety as follows:

(a)(iii) as soon as available, and in any event within five (5) days after the close of each fiscal month, a certificate in the form of Exhibit G attached hereto from the Borrower indicating the Eligible NSCC Margin Deposits of the Borrower in effect for each Business Day in the most recently ended fiscal month.
1.8. Section 8.22 of the Credit Agreement shall be amended and restated to read in its entirety as follows:
Section 8.22. Settlement and Clearing Accounts. (a) Not later than May 2, 2021 (or such later date as may be extended by the Administrative Agent in its sole discretion), the Borrower shall maintain all of its exchange settlement and clearing accounts with the Administrative Agent or one of the Affiliates. Upon establishing the Settlement Account, the Borrower shall promptly deliver evidence to the Administrative Agent that the Borrower has directed the NSCC to return the NSCC Margin Deposits to the Settlement Account.
(b)    The Borrower hereby agrees that during any period when it may itself make withdrawals, transfers or other dispositions of funds in the Settlement Account it shall do so only (A) to the extent that immediately after such withdrawal, transfer or other disposition, the sum of (x) the aggregate amount of cash in the Settlement Account (other than with respect to amounts on deposit therein that can fairly be identified by the Borrower as being attributable to the Settlement Bank Obligations) plus (y) an amount equal to 80% of the Eligible NSCC Margin Deposits is at least equal to the aggregate principal amount of the NSCC Margin Loans outstanding at such time or (B) to make payments on account of the Obligations. On or prior to the Eighteenth Amendment Effective Date, the Borrower shall direct NSCC to return any NSCC Margin Deposits to be returned to the Settlement Account. The Borrower shall cause such direction to be in full force and effect at all times until all the Obligations have been fully paid and performed and the Commitment has been terminated.
1.9. Section 9.1(b) of the Credit Agreement shall be amended and restated to read in its entirety as follows:
(b)    default in the observance or performance of any covenant set forth in Sections 8.1, 8.5, 8.7, 8.8, 8.9, 8.10, 8.11, 8.12, 8.14, 8.15, 8,16, 8.18, 8.19, 8.21 or 8.22 hereof or of any;
1.10. Exhibit A to the Credit Agreement shall be amended and restated in the form of Exhibit A attached hereto.
1.11. The Credit Agreement shall be further amended by inserting a new Exhibit G immediately after Exhibit F in the form of Exhibit G attached hereto.
SECTION 2.    CONDITIONS PRECEDENT.
This Amendment shall become effective upon satisfaction of all of the following conditions precedent:

2.1. The Borrower, the Guarantor, the Lenders and the Administrative Agent shall have executed and delivered this Amendment.
2.2. The Administrative Agent shall have received good standing certificates for each of the Borrower and the Guarantor from the Secretary of State from the state of its incorporation (dated no earlier than 30 days prior to the date of this Amendment).
2.3. Legal matters incident to the execution and delivery of this Amendment shall be satisfactory to the Administrative Agent and its counsel.
SECTION 3.    REPRESENTATIONS.
3.1. In order to induce the Administrative Agent and the Lenders to execute and deliver this Amendment, the Borrower hereby represents to the Administrative Agent and the Lenders that as of the date hereof (a) the representations and warranties set forth in Section 6 of the Credit Agreement are and shall be and remain true and correct in all material respects (except to the extent that such representations and warranties relate to an earlier date) and (b) it is in compliance with the terms and conditions of the Credit Agreement and no Default or Event of Default has occurred and is continuing under the Credit Agreement or shall result after giving effect to this Amendment.
3.2. The Borrower and the Guarantor (collectively, the “Loan Parties”) hereby certifies that: (x) the copies of such Loan Party’s organizational documents (i.e., articles of incorporation or organization and by-laws or operating agreement, etc.) previously delivered to the Administrative Agent under the Loan Documents continue to be true, correct and complete, have not been amended or otherwise modified since the date of such delivery, and are in full force and effect on the date hereof; (y) the resolutions of such Loan Party delivered in connection with the Loan Documents and on file with the Administrative Agent have not been amended, modified, supplemented or restated, and such resolutions are in full force and effect on the date hereof, and (z) each Person previously identified by such Loan Party to sign any Loan Document on behalf of such Loan Party continues to be so authorized on the date hereof and is authorized to sign this Amendment.
SECTION 4.    MISCELLANEOUS.
4.1. Except as specifically amended herein, the Credit Agreement, including without limitation the Guarantees set forth in Section 11 thereof and the Notes issued pursuant to Section 1.9 thereof, shall continue in full force and effect in accordance with its original terms. Reference to this specific Amendment need not be made in the Credit Agreement, the Notes, or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Credit Agreement, any reference in any of such items to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby.
4.2. The Borrower agrees to pay on demand all out of pocket costs and expenses of or incurred by the Administrative Agent in connection with the negotiation, preparation, execution and delivery of this Amendment, including the fees and expenses of counsel for the Administrative Agent.

4.3. This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. Delivery of executed counterparts of this Amendment by telecopy or by e-mail transmission of an Adobe portable document format file (also known as a “PDF” file) shall be effective as an original. This Amendment shall be governed by the internal laws of the State of Illinois.

This Eighteenth Amendment to Amended and Restated Credit Agreement is entered into as of the date and year first above written.
STONEX FINANCIAL INC. (INTL FCStone Financial Inc.), as the Borrower

By /s/ William J. Dunaway
Name William J. Dunaway
Title Chief Financial Officer
By /s/ Kevin T. Murphy
Name Kevin T. Murphy
Title Group Treasurer
STONEX GROUP INC. (f/k/a INTL FCStone Inc.), as the Guarantor

By /s/ William J. Dunaway
Name William J. Dunaway
Title Chief Financial Officer
By /s/ Kevin T. Murphy
Name Kevin T. Murphy
Title Group Treasurer

Accepted and agreed to.
BANK OF MONTREAL, as Administrative Agent
By /s/ Krupa Tantuwaya
Name Krupa Tantawaya
Title Director
BMO HARRIS FINANCING, INC., as a Lender
By /s/ Krupa Tantuwaya
Name Krupa Tantuwaya
Title Director

[Signature Page to Eighteenth Amendment to Amended and Restated Credit Agreement]